EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration No. 333-114849 on Form S-8, Registration Statement No. 333-63678 on Form S-8, Registration Statement No. 333-63676 on Form S-8, Registration Statement No. 333-35860 on Form S-8, Registration Statement No. 333-37636 on Form S-8, Registration Statement No. 333-50495 on Form S-8 and Registration Statement No. 333-109002 on Form S-3, of our reports dated February 26, 2007 (which reports express an unqualified opinion and included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006 and Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share Based Payment” effective January 1, 2006) relating to the financial statements of Crane Co., the consolidated financial statement schedule of the Company listed in Item 15 of the Index and management’s report on the effectiveness of internal controls over financial reporting incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2006.

Stamford, Connecticut
February 26, 2007